J.P. Morgan Mutual Fund Group (the Trust)

On January 20, 2005, Special Meetings of the shareholders of JPMorgan Capital Growth Fund, JPMorgan Dynamic Small Cap Fund, JPMorgan Fleming Asia Equity Fund,
JPMorgan Fleming Intrepid European Fund, JPMorgan Fleming International Growth Fund, JPMorgan Fleming International Small Cap Equity Fund, JPMorgan Fleming Japan Fund, JPMorgan Fleming Tax Aware International Opportunities Fund, JPMorgan Growth and Income Fund, JPMorgan Select Growth and Income Fund, JPMorgan Short Term Bond Fund II, JPMorgan Small Cap Equity Fund, JPMorgan Strategic Income Fund and JPMorgan U.S. Treasury Income Fund (the Funds) all series of the Trust were held. At the February 3, 2005 adjournment of those meetings, shareholders of the Funds voted to elect a new Board of Trustees. With respect to William J Armstrong, there were 128,297,849 affirmative votes and 3,531,682 negative votes. With respect to Roland E Eppley, Jr., there were 128,420,274 affirmative votes and 3,409,257 negative votes. With respect to John F. Finn, there were 128,500,853 affirmative votes and 3,328,678 negative votes. With respect to Dr. Matthew Goldstein, there were 128,448,980 affirmative votes and 3,380,551 negative votes.
With respect to Robert J. Higgins, there were 128,521,979 affirmative votes and 3,307,551 negative votes. With respect to Peter C. Marshall, there were 128,497,115 affirmative votes and 3,331,416 negative votes. With respect to Marilyn McCoy, there were 128,478,689 affirmative votes and 3,350,842 negative votes. With respect to William G. Morton, Jr., there were 128,470,511 affirmative votes and 3,359,020 negative votes. With respect to Robert A. Oden, Jr., there were 128,476,705 affirmative votes and 3,352,826 negative votes. With respect to Fergus Reid, III, there were 128,378,739 affirmative votes and 3,450,792 negative votes. With respect to Frederick
W. Ruebeck, there were 128,426,489 affirmative votes and 3,403,042 negative votes. With respect to James J. Schonbachler, there were 128,537,477 affirmative votes and 3,292,054 negative votes. With respect to Leonard M. Spalding, Jr., there were 128,197,032 affirmative votes and 3,632,498 negative votes.

Also at the February 3 meeting, shareholders of JPMorgan Capital Growth Fund voted to approve the agreement and plan to reorganize into corresponding series of J.P. Morgan Mutual Fund Series. With respect to this reorganization there were 4,565,474 affirmative votes and 209,234 negative votes. In addition, shareholders of JPMorgan Capital Growth Fund voted to amend the fundamental investment restriction on borrowing. With respect to this matter there were 4,463,197 affirmative votes and 306,133 negative votes.

Shareholders of JPMorgan Dynamic Small Cap Fund also voted to approve the agreement and plan to reorganize into corresponding series of J.P. Morgan Mutual Fund Series. With respect to this reorganization there were 4,411,229 affirmative votes and 111,082 negative votes. In addition, shareholders of JPMorgan Dynamic Small Cap Fund voted to amend the fundamental investment restriction on borrowing. With respect to this matter there were 4,366,350 affirmative votes and 144,850 negative votes.

Shareholders of JPMorgan Growth and Income Fund also voted to approve the agreement and plan to reorganize into corresponding series of J.P. Morgan Mutual Fund Series. With respect to this reorganization there were 8,872,671 affirmative votes and 435,898 negative votes. In addition, shareholders of JPMorgan Growth and Income Fund voted to amend the fundamental investment restriction on borrowing. With respect to this matter there were 8,689,636 affirmative votes and 586,291 negative votes.

Shareholders of JPMorgan Select Growth and Income Fund also voted to approve the agreement and plan to reorganize into corresponding series of J.P. Morgan Mutual Fund Series. With respect to this reorganization there were 9,849,885 affirmative votes and 302,907 negative votes.
In addition, shareholders of JPMorgan Select Growth and Income Fund voted to amend the fundamental investment restriction on borrowing.
With respect to this amendment, there were 9,613,747 affirmative votes and 498,684 negative votes. However, since this Fund had no shareholders and no assets as of December 31, 2004, the Funds Board of Trustees voted to abolish this Fund effective as of December 31, 2004.

Shareholders of JPMorgan Small Cap Equity Fund also voted to approve the agreement and plan to reorganize into corresponding series of J.P. Morgan Mutual Fund Series. With respect to this reorganization there were 22,072,156 affirmative votes and 647,668 negative votes. In addition, shareholders of JPMorgan Small Cap Equity Fund voted to amend the fundamental investment restriction on borrowing. With respect to this matter there were 21,542,454 affirmative votes and 1,068,238 negative votes.
J.P. Morgan Mutual Fund Investment Trust (the Trust)